Exhibit 99.1

TESSCO Reports $0.35 Earnings per Share for Third Quarter Fiscal 2016

Revenues Up 3% Compared to Prior Year Third Quarter

Quarterly Dividend of $0.20 per Share Declared

HUNT VALLEY, MD, January 25, 2016—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS),  a leading supplier for the product and value chain solutions that enable organizations to build, use, maintain and resell wireless voice, data, video, connectivity and control systems, today reported financial results for its third quarter of fiscal 2016, ended December 27, 2015.

Highlights:

•	Achieved quarterly EPS of $0.35, in line with Q3 guidance
•	Declared quarterly dividend of $0.20 per share
•	EPS guidance range for fiscal year ending March 2016 updated to $0.76 to $0.94; fourth quarter guidance range now ($0.13) to $0.05 per share

	Third Quarter FY 2016	Third Quarter FY 2015	Second Quarter FY 2016
Revenue	$139.5M	$135.2M	$142.4M
Diluted EPS	$0.35	$0.20	$0.33
EBITDA* per share	$0.72	$0.46	$0.71
Operating margin	3.4%	2.0%	3.3%
Cash balance	$7.5M	$9.5M	$6.0M
Line of credit balance outstanding	$0	$0	$0

*EBITDA and EBITDA per share are each Non-GAAP financial measures. These measures are indicated by an asterisk (*) in this press release, as a means to direct the reader to the discussion of Non-GAAP Information below and the reconciliation of non-GAAP to GAAP results included as an exhibit to this  press release.

“We achieved sequential and year-over-year earnings growth and met our third-quarter guidance, in spite of sales challenges resulting from ongoing softness in many of our markets,” said Robert B. Barnhill, TESSCO’s Chairman and Chief Executive Officer. “Operating margin improved to 3.4%, compared with 2.0% last year in part due to continued expense control, and we declared a quarterly dividend of $0.20 per share.

“Our retail and government markets continued to show strength, as sales increased sequentially 5% and 12%, respectively, from the second quarter. We also saw sequential growth in the utility, oil and gas and mining areas within the private system market.

“However, the public carrier market remains very soft, as the carriers continue to delay spending on their network expansion and upgrades. Their lower spend impacts not only the carriers but also our contractors, program managers, tower owners and commercial reseller customers.

“As the third quarter progressed, and we entered the fourth quarter which is traditionally our weakest quarter for both revenues and earnings, we have seen increased purchasing hesitancy in all of our markets due to global economic concerns.  We also expect recent weather events to temporarily hamper sales.  As a result, we are reducing our annual earnings guidance to $0.76 to $0.94 per diluted share for the fiscal year ending in March 2016.  The larger than normal range reflects the uncertainty we are seeing in the near term.

“The continuing softness in our markets does not reflect the progress we are making in changing the way we do business to make the difference in our customers’ success in deploying the voice, data and video systems resulting from the convergence of wireless and the Internet. We are confident our initiatives to offer end-to-end wireless solutions, develop relationship selling and execute Internet-based marketing and e-commerce will allow us to gain market share and successfully enter new markets, all to achieve superior growth and shareowner value. We look forward to renewed growth later this calendar year.”

Third Quarter 2016 Market Results Compared with Third Quarter of 2015 and Second Quarter of 20161:

	Year over Year Q3 FY 2016 vs. Q3 FY 2015	Sequential Q3 FY 2016 vs. Q2 FY 2016
Public Carrier
Revenue	(2.0%)	(13.3%)
Gross Profit	(14.1%)	(16.3%)
Commercial Resellers
Revenue	5.8%	(4.4%)
Gross Profit	8.0%	(1.2%)
Government
Revenue	26.6%	12.1%
Gross Profit	23.3%	6.1%
Private System Ops
Revenue	(14.9%)	(6.2%)
Gross Profit	(9.0%)	(8.1%)
Retail
Revenue	9.8%	4.8%
Gross Profit	7.5%	0.9%
Total
Revenue	3.2%	(2.0%)
Gross Profit	2.2%	(3.5%)

Third-Quarter Fiscal 2016 Financial Results1

For the fiscal 2016 third quarter, revenues totaled $139.5 million, compared with $135.2 million in the third quarter of the prior year and $142.4 million in the second quarter of fiscal 2016.

Gross profit was $29.5 million for the third quarter of fiscal 2016, compared with $28.8 million in the same quarter last year and $30.5 million in the second quarter of fiscal 2016. Gross profit benefitted from the year-over-year increase in revenues. Gross margin was 21.1% of revenue, compared with 21.3% in last year’s third quarter and 21.4% in the second quarter of fiscal 2016.

Selling, general and administrative (SG&A) expenses were $24.7 million in the third quarter of fiscal 2016, compared with $26.1 million in the same quarter the prior year and $25.9 million in the second quarter of fiscal 2016.

Net income and diluted earnings per share totaled $2.9 million and $0.35, respectively, for the third quarter of fiscal 2016, compared with net income and diluted earnings per share of $1.7 million and $0.20, respectively, for the prior-year quarter, and $2.7 million and $0.33 per diluted share in the second quarter of fiscal 2016.

EBITDA* for the third quarter of fiscal 2016 totaled $5.9 million, or $0.72 per diluted share, compared with $3.8 million, or $0.46 per diluted share, in the prior-year quarter, and $5.9 million, or $0.71 per diluted share, in the second quarter of fiscal 2016.

Cash Dividend

TESSCO’s Board of Directors declared a quarterly cash dividend of $0.20 per common share payable on February 24, 2016 to holders of record on February 10, 2016. Any future declaration of dividends, and the establishment of record and payment dates, is subject to future determinations of the Board of Directors.

Business Outlook

The Company is providing per share guidance for the fourth quarter of a loss of $(0.13) to earnings of $0.05, and therefore revised annual earnings guidance to $0.76 to $0.94 per diluted share for fiscal 2016.

Forecasting future results is inherently difficult for any business, and actual results may differ materially from those forecasted. The nature of the business is that TESSCO typically ships products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the company’s current best estimate and it assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Third-Quarter Fiscal 2016 Conference Call

Management will host a conference call to discuss third-quarter 2016 results tomorrow, January 26, 2016 at 8:30 a.m. ET. To participate in the conference call, please call: 877-311-4347 (domestic call-in) or 484-653-6779 (international call-in) and reference code #26266279.

A live webcast of the conference call will be available at www.tessco.com/go/corporatepresentations. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 11:30 a.m. ET on January 26, 2016 until 11:59 p.m. ET on February 2, 2016 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation #26266279. An archived replay of the conference call will also be available on the Company's website at www.tessco.com/go/corporatepresentations.

Non-GAAP Information

EBITDA is used by management to evaluate the Company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization.

Management believes EBITDA and EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Management also believes the adjusted (Non-GAAP) calculations of operating income, net income and earnings per share are useful to investors as they remove the impact of an infrequent and unusual restructuring charge. Because not all companies use identical calculations, the Company’s presentation of each of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by TESSCO’s diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in our loan agreements. The definition of EBITDA as used in our loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of Non-GAAP to GAAP results is included as an exhibit to this release.

1Reclassification of Items in Statement of Income and Supplemental Results Summary

Prior to the third quarter of fiscal 2016, the Company classified indirect costs relieved from inventory upon a sale as selling, general and administrative expenses, as opposed to cost of goods sold. The financial results presented in this release correctly reflect indirect costs relieved from inventory as cost of goods sold for all periods. The accompanying Consolidated Statements of Income and Supplemental Results Summary have been adjusted to correct this immaterial error in the classification of indirect inventory costs in the income statement. This results in an increase in cost of goods sold, and a corresponding decrease in selling, general and administrative expenses, of $3.7 million and $9.9 million for the three- and nine-month periods ended December 28, 2014, respectively, and $6.6 million for the first six months of fiscal 2016 ($3.3 in each of the first and second quarters). These corrections have no impact on previously reported revenues, operating margin, EBITDA, net income, earnings per share or on previously reported Consolidated Balance Sheets or Consolidated Statements of Cash Flows.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO (NASDAQ: TESS) is a leading supplier of the product and value chain solutions to enable organizations to build, use, maintain and resell Cellular, Mobile Communications, WiFi, Machine-to-Machine, Internet of Things Remote Monitoring and Control and Wireless Backhaul systems.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; economic conditions that may impact customers' ability to fund or pay for our products and services; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry; fourth-party freight carrier interruption; increased competition; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; claims against us for breach of the intellectual property rights of fourth parties; product liability claims; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com
or

David Calusdian
Sharon Merrill
617-542-5300

TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 27, 2015	September 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014

Revenues	$ 139,510,700	$ 142,353,300	$ 135,188,700	$ 416,528,000	$ 436,656,800
Cost of goods sold	110,057,300	111,841,600	106,367,800	327,581,000	343,330,100
Gross profit	29,453,400	30,511,700	28,820,900	88,947,000	93,326,700
Selling, general and administrative expenses	24,742,400	25,865,400	26,136,800	76,730,200	78,703,600
Income from operations	4,711,000	4,646,300	2,684,100	12,216,800	14,623,100
Interest, net	55,500	47,100	61,300	148,900	139,100
Income before provision for income taxes	4,655,500	4,599,200	2,622,800	12,067,900	14,484,000
Provision for income taxes	1,768,800	1,850,900	941,600	4,737,600	5,617,800
Net income	$ 2,886,700	$ 2,748,300	$ 1,681,200	$ 7,330,300	$ 8,866,200

Basic earnings per share	$ 0.35	$ 0.33	$ 0.20	$ 0.89	$ 1.07
Diluted earnings per share	$ 0.35	$ 0.33	$ 0.20	$ 0.89	$ 1.06

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	December 27, 2015	March 29, 2015
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$ 7,474,500	$ 7,524,000
Trade accounts receivable, net	67,211,000	59,572,100
Product inventory	65,931,500	72,363,600
Deferred tax assets	3,822,100	3,856,000
Prepaid expenses and other current assets	5,531,200	10,868,900
Total current assets	149,970,300	154,184,600

Property and equipment, net	19,902,600	21,111,800
Goodwill, net	11,684,700	11,684,700
Other long-term assets	2,619,600	2,619,600
Total assets	$ 184,177,200	$ 189,600,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$ 49,158,200	$ 51,804,200
Payroll, benefits and taxes	4,715,100	5,531,900
Income and sales tax liabilities	2,174,900	1,832,400
Accrued expenses and other current liabilities	4,270,200	8,688,500
Revolving line of credit	--	--
Current portion of long-term debt	251,100	250,700
Total current liabilities	60,569,500	68,107,700

Deferred tax liabilities	3,360,100	3,360,100
Long-term debt, net of current portion	1,769,200	1,957,500
Other long-term liabilities	2,444,100	3,033,300
Total liabilities	68,142,900	76,458,600

Shareholders’ Equity:
Preferred stock	--	--
Common stock	97,500	96,100
Additional paid-in capital	57,866,000	56,517,600
Treasury stock, at cost	(57,134,800)	(56,307,900)
Retained earnings	115,205,600	112,836,300
Total shareholders’ equity	116,034,300	113,142,100

Total liabilities and shareholder’s equity	$ 184,177,200	$ 189,600,700

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 27, 2015	September 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Net income	$ 2,886,700	$ 2,748,300	$ 1,681,200	$ 7,330,300	$ 8,866,200
Add:
Provision for income taxes	1,768,800	1,850,900	941,600	4,737,600	5,617,800
Interest, net	55,500	47,100	61,300	148,900	139,100
Depreciation and amortization	1,229,800	1,207,200	1,140,300	3,568,300	3,493,200
EBITDA	$ 5,940,800	$ 5,853,500	$ 3,824,400	$ 15,785,100	$ 18,116,300
Add: Stock based compensation	110,900	268,000	269,400	510,600	947,000
Adjusted EBITDA	$ 6,051,700	$ 6,121,500	$ 4,093,800	$ 16,295,700	$ 19,063,300
EBITDA per diluted share	$ 0.72	$ 0.71	$ 0.46	$ 1.91	$ 2.16
Adjusted EBITDA per diluted share	$ 0.73	$ 0.74	$ 0.49	$ 1.97	$ 2.28

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended December 27, 2015	Three months ended September 27, 2015	Growth Rates Compared to Prior Period

Market Revenues
Public Carriers, Contractors & Program Managers	$22,381	$25,803	-13.3%
Government System Operators	9,849	8,782	12.1%
Private System Operators	21,634	23,056	-6.2%
Commercial Dealers & Resellers	32,566	34,055	-4.4%
Retailer, Independent Dealer Agents & Carriers	53,081	50,657	4.8%
Total revenues	$139,511	$142,353	-2.0%

Market Gross Profit
Public Carriers, Contractors & Program Managers	$3,678	$4,393	-16.3%
Government System Operators	2,220	2,093	6.1%
Private System Operators	5,093	5,541	-8.1%
Commercial Dealers & Resellers	8,706	8,812	-1.2%
Retailer, Independent Dealer Agents & Carriers	9,756	9,673	0.9%
Total gross profit	$29,453	$30,512	-3.5%
% of revenues	21.1%	21.4%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended December 27, 2015	Three months ended December 28, 2014	Growth Rates Compared to Prior Year Period

Market Revenues
Public Carriers, Contractors & Program Managers	$22,381	$22,847	-2.0%
Government System Operators	9,849	7,781	26.6%
Private System Operators	21,634	25,422	-14.9%
Commercial Dealers & Resellers	32,566	30,786	5.8%
Retailer, Independent Dealer Agents & Carriers	53,081	48,353	9.8%
Total revenues	$139,511	$135,189	3.2%

Market Gross Profit
Public Carriers, Contractors & Program Managers	$3,678	$4,283	-14.1%
Government System Operators	2,220	1,801	23.3%
Private System Operators	5,093	5,599	-9.0%
Commercial Dealers & Resellers	8,706	8,060	8.0%
Retailer, Independent Dealer Agents & Carriers	9,756	9,078	7.5%
Total gross profit	$29,453	$28,821	2.2%
% of revenues	21.1%	21.3%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Nine months ended December 27, 2015	Nine months ended December 28, 2014	Growth Rates Compared to Prior Year Period

Market Revenues
Public Carriers, Contractors & Program Managers	$73,335	$105,118	-30.2%
Government System Operators	26,514	23,948	10.7%
Private System Operators	66,712	67,705	-1.5%
Commercial Dealers & Resellers	100,109	105,850	-5.4%
Retailer, Independent Dealer Agents & Carriers	149,858	134,036	11.8%
Total revenues	$416,528	$436,657	-4.6%

Market Gross Profit
Public Carriers, Contractors & Program Managers	$12,485	$17,006	-26.6%
Government System Operators	6,260	5,927	5.6%
Private System Operators	16,293	16,332	-0.2%
Commercial Dealers & Resellers	26,289	27,539	-4.5%
Retailer, Independent Dealer Agents & Carriers	27,620	26,523	4.1%
Total gross profit	$88,947	$93,327	-4.7%
% of revenues	21.4%	21.4%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended December 27, 2015	Three months ended September 27, 2015	Growth Rates Compared to Prior Period

Product Revenues
Base station infrastructure	$51,571	$56,275	-8.4%
Network systems	22,922	22,425	2.2%
Installation, test and maintenance	9,851	9,012	9.3%
Mobile device accessories	55,167	54,641	1.0%
Total revenues	$139,511	$142,353	-2.0%

Product Gross Profit
Base station infrastructure	$13,381	$13,662	-2.1%
Network systems	3,717	3,372	10.2%
Installation, test and maintenance	1,687	1,867	-9.6%
Mobile device accessories	10,668	11,611	-8.1%
Total gross profit	$29,453	$30,512	-3.5%
% of revenues	21.1%	21.4%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended December 27, 2015	Three months ended December 28, 2014	Growth Rates Compared to Prior Year Period

Product Revenues
Base station infrastructure	$51,571	$50,631	1.9%
Network systems	22,922	20,299	12.9%
Installation, test and maintenance	9,851	11,938	-17.5%
Mobile device accessories	55,167	52,321	5.4%
Total revenues	$139,511	$135,189	3.2%

Product Gross Profit
Base station infrastructure	$13,381	$13,018	2.8%
Network systems	3,717	3,361	10.6%
Installation, test and maintenance	1,687	2,314	-27.1%
Mobile device accessories	10,668	10,128	5.3%
Total gross profit	$29,453	$28,821	2.2%
% of revenues	21.1%	21.3%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Nine months ended December 27, 2015	Nine months ended December 28, 2014	Growth Rates Compared to Prior Year Period

Product Revenues
Base station infrastructure	$161,669	$177,647	-9%
Network systems	66,541	78,339	-15.1%
Installation, test and maintenance	27,481	33,523	-18.0%
Mobile device accessories	160,837	147,148	9.3%
Total revenues	$416,528	$436,657	-4.6%

Product Gross Profit
Base station infrastructure	$41,139	$44,415	-7.4%
Network systems	10,200	10,904	-6.5%
Installation, test and maintenance	5,184	6,682	-22.4%
Mobile device accessories	32,424	31,326	3.5%
Total gross profit	$88,947	$93,327	-4.7%
% of revenues	21.4%	21.4%